UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2018, Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services, Inc. and Aspen Bermuda Limited entered into an Outsourcing Agreement (the “Agreement”) with Genpact International, Inc., a company incorporated in Delaware, United States (“Genpact”). Pursuant to the Agreement, Genpact will provide Aspen Insurance Holdings Limited and its subsidiaries (collectively, “Aspen”) a range of operational business processes, primarily from their offshore service center in Gurgaon, India, to enable Aspen to deliver greater operating effectiveness and efficiencies. The Agreement is effective April 1, 2018 and shall have an initial term period of five years. Aspen has the right to extend the Agreement for three additional one year terms.

Under the terms of the Agreement, Genpact will provide support function services to Aspen. The Agreement has minimum service levels that Genpact must meet or exceed. Genpact will progressively assume responsibility for these services during a phased transition period that will extend over 12-15 months in line with a transition plan. None of Aspen’s employees will become employees of Genpact.

The compensation structure under the Agreement includes a combination of fixed and variable fees which may fluctuate, as set forth in the Agreement, based on Aspen’s actual use of Genpact’s services. Based on the currently projected usage of services, Aspen expects to pay Genpact approximately $30 million during the initial five-year term of the Agreement. Additionally, Aspen has the right to periodically compare the charges under the Agreement to the market prices for comparable services.

The Agreement contains customary representations and warranties and indemnity, termination and default provisions. The Agreement contains a general liability cap which limits Aspen’s liability under the Agreement to 100% of annual charges and, in the case of Genpact, to the greater of 150% of annual charges or $7.5 million. Aspen may terminate the Agreement for any reason by providing ninety (90) days’ prior written notice and paying a fee ranging from $125,000 to $3.5 million, depending on the circumstances. In addition, Aspen may terminate the Agreement as a result of, among other things, a material breach if not cured within a specified time, persistent breaches, insolvency, change of control, failure to meet key milestones or material adverse change as defined in the Agreement.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Agreement, which is filed as exhibit 10.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit (portions of which have been omitted pursuant to a request for confidential treatment) is filed as part of this report:

10.1	Outsourcing Agreement, dated April 1, 2018, between Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services, Inc., Aspen Bermuda Limited and Genpact International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: April 26, 2018	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer